UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2020

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01  Completion of Acquisition or Disposition of Assets.

 As previously disclosed on February 2, 2020, Orgenesis Inc. ( "Orgenesis") entered into a Stock Purchase Agreement (the "Purchase Agreement") with GPP-II Masthercell LLC ("GPP" and together with Orgenesis, the "Sellers"), Masthercell Global Inc. ("Masthercell") and Catalent Pharma Solutions, Inc. (the "Buyer").  Pursuant to the terms and conditions of the Purchase Agreement, Sellers agreed to sell 100% of the outstanding equity interests of Masthercell to Buyer (the "Sale") for an aggregate nominal purchase price of $315 million, subject to customary adjustments. The Company determined that the Masthercell business met the criteria to be classified as a discontinued operation.

 On February 10, 2020, the Sale was consummated in accordance with the terms of the Purchase Agreement.  After accounting for GPP's liquidation preference and equity stake in Masthercell as well as SFPI - FPIM's interest in MaSTherCell S.A., distributions to Masthercell option holders and transaction costs, Orgenesis received approximately $126.7 million at the closing of the Sale transaction, of which $7.2 million was used for the repayment of intercompany loans and payables.  Included in this amount is $1.4 million which was deposited into an escrow account in connection with potential adjustments based on working capital and indebtedness at closing. Orgenesis expects to use the net proceeds from the Sale to continue to grow its point-of-care cell therapy business and to further the development of Advanced Therapy Medicinal Products.

Item 9.01. Financial Statements and Exhibits.

 (b) Pro forma financial information

 The following unaudited pro forma condensed combined financial statements giving effect to the Sale are attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference:

 • Unaudited pro forma condensed combined balance sheet as of September 30, 2019;

 • Unaudited pro forma condensed combined statement of operations for the years ended November 30, 2018 and November 30, 2017;

 • Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019; and

 •    Unaudited pro forma condensed combined statement of operations for the transition month December 2018.

 The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1

Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 and for the transition month December 2018 and for the years ended November 30, 2018 and November 30, 2017 and unaudited pro forma condensed combined balance sheet as of September 30, 2019.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: February 14, 2020	By:	/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and
Secretary

Exhibit No.	Description

99.1

Unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2019 and for the transition month December 2018 and for the years ended November 30, 2018 and November 30, 2017 and unaudited pro forma condensed combined balance sheet as of September 30, 2019.